UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2015

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2015, Big 5 Sporting Goods Corporation (the “Company”) entered into a change of control severance agreement (“Agreement”) with each of Richard A. Johnson, Executive Vice President; Boyd O. Clark, Senior Vice President, Buying; Barry D. Emerson, Senior Vice President, Chief Financial Officer and Treasurer; and Gary S. Meade, Senior Vice President, General Counsel and Secretary (each, an “Executive”).

Each Agreement provides for the payment of severance and other benefits to the Executive in the event of a “qualifying termination,” which means a termination of the Executive’s employment by the Company without “cause” or by the Executive for “good reason,” in either case, on or within two years following a “change of control” of the Company (each, as defined in the Agreement). In the event of a qualifying termination, each Agreement provides for:

•	a lump sum cash payment equal to two times the sum of the Executive’s annual base salary and “annual bonus” (which is based on the average annual bonus paid to the Executive for the three-year period before the termination date or the change of control, whichever is greater);

•	a lump sum cash payment equal to a pro rata portion (based on the amount of time the Executive was employed during the year of termination) of the Executive’s “annual bonus”;

•	a lump sum cash payment equal to any unpaid annual bonus (determined using the same method of determining annual bonuses in prior fiscal years) which the Executive would have received for any fiscal year of the Company that ends on or before the termination date;

•	Company-paid COBRA premium payments for up to eighteen months following the termination date;

•	Company-paid outplacement services for up to twelve months following the termination date; and

•	accelerated vesting of all outstanding equity awards held by the Executive that vest solely based on the passage of time.

The Executive’s right to receive the severance payments and benefits described above is subject to his delivery and non-revocation of an effective general release of claims in favor of the Company.

In addition, under each Agreement, to the extent that any change of control payment or benefit would be subject to an excise tax imposed in connection with Section 4999 of the Internal Revenue Code, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that the Executive receives the greater of the (i) net amount of the change of control payments and benefits reduced such that such payments and benefits will not be subject to the excise tax and (ii) net amount of the change of control payments and benefits without such reduction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION
(Registrant)

Date: August 7, 2015

/s/ Barry D. Emerson
Barry D. Emerson
Senior Vice President, Chief Financial Officer and Treasurer